UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2015

Bellicum Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36783	20-1450200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2130 W. Holcombe Blvd., Ste. 800 Houston, TX	77030
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (832) 384-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On July 13, 2015, the Board of Directors (the “Board”) of Bellicum Pharmaceuticals, Inc. (the “Company”) appointed Stephen R. Davis as a Class I director to serve in such capacity until the Company’s 2018 annual meeting of stockholders. Mr. Davis was also appointed as chairman of the Audit Committee of the Board.
Mr. Davis will receive compensation for his service as a director in accordance with the Company’s Non-Employee Director Compensation Policy (the “Compensation Policy”). The Compensation Policy provides for annual cash compensation of $35,000 for service on the Board, an additional $7,500 annually for service as a member of the audit committee and an additional $7,500 annually for service as the chairman of the Audit Committee. Upon his appointment to the Board, Mr. Davis received a stock option to purchase 20,000 shares of the Company’s common stock in accordance with the Compensation Policy, which will vest in equal monthly installments over a three year period. Pursuant to the Compensation Policy, Mr. Davis also received a stock option to purchase 9,167 shares of the Company’s common stock, which will vest in equal monthly installments until the Company’s 2016 annual meeting of stockholders. The Compensation Policy also provides for further automatic stock option grants to purchase 10,000 shares of the Company’s common stock on the date of each annual meeting of stockholders, which will vest in equal monthly installments until the subsequent annual meeting of stockholders. Mr. Davis has also entered into our standard form of indemnification agreement.
Mr. Davis, age 54, has served as Interim Chief Executive Officer of Acadia Pharmaceuticals, Inc., a public biotechnology company, since March 2015 and has also served as Acadia’s Executive Vice President, Chief Financial Officer and Chief Business Officer since July 2014. From June 2012 to June 2015, he served as a member of the board of directors of Heron Therapeutics, Inc., a public biotechnology company, where he also served as Executive Vice President and Chief Operating Officer from May 2013 to July 2014. From April 2010 to December 2012, Mr. Davis served as Executive Vice President and Chief Operating Officer of Ardea Biosciences, Inc., a private biotechnology company which was acquired by AstraZeneca PLC in June 2012. Earlier in his career, Mr. Davis practiced as a certified public accountant with a major accounting firm and as a corporate and securities attorney with a Wall Street law firm. Mr. Davis received his B.S. degree in accounting from Southern Nazerene University and his J.D. degree from Vanderbilt University.
A copy of the press release announcing Mr. Davis’ appointment to the Board is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release dated July 16, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bellicum Pharmaceuticals, Inc.

Dated: July 16, 2015	By:	/s/ Ken Moseley
Ken Moseley,
Senior Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release dated July 16, 2015.